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                                                                   EXHIBIT 10.35



                                                                        12/2/99

                         AUDIO SAMPLE LICENSE AGREEMENT

                             WARNER MUSIC GROUP INC.
                              75 Rockefeller Plaza
                            New York, New York 10019

                                                Dated: As of December 20, 1999

ARTISTdirect, INC.
17835 Ventura Boulevard
Suite 310
Encino, California 91316

Gentlemen:

        This letter, when signed by you, or upon your use of any Sample, shall constitute your agreement (the "Agreement") with Warner Music Group Inc. ("WMG") on behalf of its controlled affiliated record Labels (the "Labels") and the applicable artist:

1. The Labels grant to you the non-exclusive right to use for promotional purposes only as described below up to thirty (30) contiguous seconds of any track of audio material provided to you from time to time by the Labels. Such audio material is referred to as "Property," and the items of Property selected by you for use hereunder are referred to as "Samples."

2. You may use Samples only as follows: you may disseminate, display and/or perform Samples to third-party users of a site (a "Site") on an "online" database that is accessible to multiple users, such as the Internet or the World Wide Web (collectively, the "Net"). Your use of Samples is also subject to any restrictions of which we advise you at any time. You will notify WMG of the Internet address of any Site on which you are using Samples.

3. Your use of audio Samples requires the consent of music publishers. You hereby warrant that you will obtain all necessary consents and indemnify the Labels from any and all claims (including attorney's fees) by third parties in connection with your use of Samples.

4. Your right to use any Sample on a Site shall commence as of the date hereof, and shall terminate on December 31, 2001. During the term of this Agreement, you may use Samples on sites as provided herein [***]*.

5. Whenever you disseminate, display and/or perform any Sample on a Site, you shall cause to be displayed on such site (i) the appropriate copyright information, including, without limitation, the name of the artist's album and record label, and (ii) the following notice:

        "Any reproduction, publication, further distribution or public exhibition of materials provided at this site, in whole or in part, is strictly prohibited."


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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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6. Except as may technically be required to adapt a Sample for use on the Net, you may not alter the Property, or any Sample, in any manner whatsoever.

7. This Agreement sets forth the entire agreement of the parties hereto regarding the matters to which this Agreement relates, and supersedes and terminates any and all prior agreements and understandings relating thereto. WMG or any of the Labels shall have the right to equitable relief to enforce this Agreement. You may not transfer, assign or sub-license this Agreement or the rights granted to you hereunder. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall be deemed one Agreement.

        Please confirm your agreement to the foregoing by signing in the space provided below. Please note that your use of the Samples shall constitute such agreement and acceptance.

                                            Very truly yours,

                                            WARNER MUSIC GROUP



                                            By: /s/ PAUL VIDICH
                                               ---------------------------------

Accepted and Agreed:

ARTISTdirect, INC.



By: /s/ MARC P. GEIGER
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